SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                        ___________________________




                                 FORM 8-K

                              CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) July 2, 1999




                             DADE BEHRING INC.


          (Exact name of registrant as specified in its charter)


         Delaware                333-13523               36-3949533
(State or other jurisdiction    (Commission            (IRS Employer
     of incorporation)          File Number)        Identification No.)

  1717 Deerfield Road, Deerfield, Illinois               60015-0778
  (Address of principal executive offices)               (Zip Code)

   Item 5     Other Events

              The Registrant announced on July 2, 1999 that it has closed on June 29, 1999 under a new $1.25 billion senior bank credit facility which replaces its current senior bank credit facility. The new senior bank credit facility consists of (i) a $275 million A term loan faclity, (ii) a $300 million B term loan facility, (iii) a $300 million C term loan facility, (iv) a $225 million A revolving loan facility and (v) a $150 million B revolving loan facility. Of the $1.25 billion senior credit facility, the Registrant will use the $875 million term loan facilities and approximately $37.5 million of the A revolving loan facility to retire its old credit facility and pay fees and expenses, in an aggregate amount of approximately $492.5 million, and to repurchase shares of common stock from certain stock-holders of Dade Behring Holdings, Inc., in an aggregate amount of approximately $420 million.

              The Registrant is a wholly-owned suibsidiary of Dade Behring Holdings, Inc. which announced that it has repurchased shares of common stock from certain stockholders with the result that Hoechst AG's economic ownership in Dade Behring Holdings, Inc. has increased to approximately 50% while the Bain Capital and Goldman Sachs & Co. investment funds continue to hold voting control.

   Item 7     Financial Statements, Pro Forma Financial Information and
              Exhibits

              (c) Exhibits

              See Index to Exhibits.

                                     SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Dade Behring Inc.
                                     (Registrant)


                                     By: /s/ Glenn R. Richter
                                     Name:   Glenn R. Richter
                                     Title: Senior Vice President and
                                            Chief Financial Officer
                                            (Duly Authorized Officer of
                                            Registrant
   Dated:  July 26, 1999.

                                Index to Exhibits

             10.1 Credit Agreement dated as of June 29, 1999 by and among Dade Behring Holdings, Inc., the Registrant, Dade Behring Holdings GmbH, the lenders from time to time a party thereto, Donaldson, Lufkin & Jenrette Securities Corporation and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, Goldman Sachs Credit Partners L.P., as Syndication Agent, Co-Arranger and Co-Lead Book Runner, and Bankers Trust Company, as Administrative Agent, Co-Arranger and Co-Lead Book Runner.*

             10.2 Pledge Agreement dated as of June 29, 1999 by and between the Registrant and Bankers Trust Company, as Collateral Agent.*

             10.3 Amended and Restated Stockholders Agreement dated as of April 14, 1999 by and among Dade Behring
                   Holdings, Inc., Hoechst AG and those investors listed on the signature pages thereto.*

             10.4 Recapitalization Agreement dated as of April 14, 1999 by and among Dade Behring Holdings, Inc.
                   Hoechst AG and those investors listed on the signature pages thereto.*

             99.1 Press Release related to the Dade Behring Holdings, Inc. share repurchase program and the Dade Behring Inc. proposed new senior bank credit facility.

                   * The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to such agreement upon request by the Commission.